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                                 [LETTERHEAD]

(214) 922-4167

                                April 30, 1997

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549
Attention: 1934 Act Filing Desk

       Re: Spinnaker Industries, Inc.
           Amendment No. 1 to Annual Report on Form 10K

Gentlemen:

     On behalf of Spinnaker Industries, Inc., a Delaware corporation (the "Company"), enclosed for filing under the Securities Exchange Act of 1934, as amended, is the Company's Amendment No. 1 to its Annual Report on Form 10-K; styled Form 10-K/A(1) (the "Amendment"). The Amendment is being filed pursuant to General Instruction G(3) to Form 10-K in order to furnish the Company's definitive proxy statement with respect to its 1997 Annual Meeting of Stockholders of the Company, which definitive proxy statement is incorporated by reference in Part III. Please contact the undersigned at the above telephone number if you have any questions.

                                       Very truly yours,


                                       Timothy R. Vaughan

cc: NASD
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